As filed with the U.S. Securities and Exchange Commission on March 8, 2024.

Registration No. 333-276857

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

AMENDMENT NO.2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACK HAWK ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506
Telephone: (925) 217-4482
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Kent Louis Kaufman
4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506
Telephone: (925) 217-4482

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

Copies to:

Cassiopeia Olson, Esq. Celine and Partners, P.L.L.C. 1345 6th Ave., 33rd Floor New York, NY 10105 Telephone: (212) 612-1400 (718) 463-2555 — Facsimile	Arila Zhou, Esq. Ze’-ev D. Eiger, Esq. Robinson & Cole LLP 666 Third Avenue, 20th floor New York, NY 10017 (212) 451-2908 (212) 451-2999 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Black Hawk Acquisition Corporation is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-276857) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Amended and Restated Memorandum and Articles of Association
3.3*	Form of Second Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Ordinary Shares Certificate
4.3*	Specimen Rights Certificate
4.4*	Rights Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Opinion of Celine and Partners, P.L.L.C.
5.2*	Opinion of Ogier
10.1*	Form of Letter Agreement among the Registrant and the Sponsor, Officers, and Directors
10.2*	Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant
10.3*	Registration Rights Agreement by and between the Registrant and Insiders
10.4*	Form of Indemnity Agreement
10.5*	Subscription Agreement, as amended, between the Registrant and Black Hawk Management LLC
10.6*	Administrative Services Agreement
14*	Code of Ethics
23.1*	Consent of Celine and Partners, P.L.L.C. (included in Exhibit 5.1)
23.2*	Consent of Ogier (included in Exhibit 5.2)
23.3**	Consent of MaloneBailey, LLP
24*	Power of Attorney (included on the signature page of the original filing hereof)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Consent of Brandon Miller
99.4*	Consent of Daniel McCabe
99.5*	Consent of Terry W. Protto
107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in DANVILLE, State of CALIFORNIA, on the 8th day of March, 2024.

Black Hawk Acquisition Corporation

By:	/s/ Kent Louis Kaufman
Name:	Mr. Kent Louis Kaufman
Title:	Chief Executive Officer and Chairman
(Principal Executive Officer and Principal Accounting and Financial Officer)

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Kent Louis Kaufman his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kent Louis Kaufman	Chief Executive Officer and Chairman	March 8, 2024
Mr. Kent Louis Kaufman	(Principal Executive Officer and Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in Danville, California, on March 8, 2024.

Authorized U.S. Representative

By:	/s/ Kent Louis Kaufman
	Name:	Kent Louis Kaufman
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer and Principal Accounting and Financial Officer)

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